                            CMS Energy Letterhead


                                                                    EXHIBIT (24)

January 28, 1995


Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

CMS Energy Corporation proposes to file a registration statement(s) on Form S-3 with the Securities and Exchange Commission with respect to the proposed issue and sale of one or more of Senior Debt Securities, Subordinated Debt Securities, CMS Energy Corporation Common Stock, par value $.01 per share, Class G Common Stock, no par value, Preferred Stock, no par value, Guarantee with respect to CMS Energy Michigan Limited Partnership Preferred Securities, and CMS Energy Michigan Limited Partnership Preferred Securities.

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission and The New York Stock Exchange a registration statement and/or any appropriate amendment or amendments to said registration statement(s) and other necessary documents required to be filed with the Securities and Exchange Commission or The New York Stock Exchange.


/s/ William T. McCormick                           /s/ William U. Parfet
- ---------------------------                        ---------------------------
William T. McCormick, Jr.                          William U. Parfet


/s/ James J. Duderstadt                            /s/ Percy A. Pierre
- ---------------------------                        ---------------------------
James J. Duderstadt                                Percy A. Pierre


/s/ Kathleen R. Flaherty                           /s/ S. Kinnie Smith
- ---------------------------                        ---------------------------
Kathleen R. Flaherty                               S. Kinnie Smith, Jr.


/s/ Victor J. Fryling                              /s/ Robert D. Tuttle
- ---------------------------                        ---------------------------
Victor J. Fryling                                  Robert D. Tuttle

/s/ Earl D. Holton                                 /s/ Kenneth Whipple
- ---------------------------                        ---------------------------
Earl D. Holton                                     Kenneth Whipple


/s/ Lois A. Lund                                   /s/ John B. Yasinksy
- ---------------------------                        ---------------------------
Lois A. Lund                                       John B. Yasinsky


- ---------------------------
Frank H. Merlotti